Exhibit 10.25

RESTRICTED STOCK UNIT GRANT NOTICE

UNDER THE

PJT Partners Inc. 2015 OMNIBUS INCENTIVE PLAN

(Non-Employee Director Restricted Stock Unit Grant Notice)

PJT Partners Inc. (the “Company”), pursuant to the PJT Partners Inc. 2015 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), hereby grants to the Participant set forth below the number of Restricted Stock Units (“RSUs”) set forth below.  The RSUs are subject to all of the terms and conditions as set forth herein, in the RSU Award Agreement (attached hereto) and the Plan, each of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Participant:	[Name]

Date of Grant:	[Date]

Number of RSUs:	[Number of RSUs]

Normal Vesting Schedule:

Provided the Participant has not undergone a Termination, 25% of the RSUs will vest on each of the first four anniversaries of the Date of Grant; provided, however, that unvested RSUs will become 100% vested upon a Change in Control that occurs prior to the Participant undergoing a Termination.

Settlement:

On a date selected by the Company no later than 30 days following the earliest of (i) a Participant’s Termination, (ii) October 1, 2019, and (iii) a Change in Control, the Company shall deliver to the Participant a number of shares of Common Stock equal to the number of vested RSUs as of such date (including any vested RSUs in respect of credited dividends or distributions, as determined herein).  Notwithstanding the terms of the Plan, “Change in Control” hereunder shall be limited to such transactions that meet the definition used for purposes of Treas. Reg. Sections 1.409A-3(a)(5) and 1.409A-3(i)(5).

Dividend Equivalents:

Whenever any per share dividend or distribution is paid by the Company during the period between the Date of Grant and the date that the RSUs are settled, on the date that such dividend or distribution is paid, the Company shall credit to the Participant a number of additional RSUs equal to the quotient obtained by dividing (i) the product of the total number of the Participant’s RSUs (including any RSUs that have been previously credited to the Participant) as of the date thereof and the per share amount of such dividend or distribution by (ii) the Fair Market Value of one share of Common Stock on the date such dividend or distribution is paid by the Company, rounded down to the nearest whole share.  The additional RSUs so credited shall be or become vested to the same extent as the RSUs that resulted in the crediting of such additional RSUs.

Treatment upon Termination:

In the event of a Termination by the Company as a result of the Participant’s Disability or as a result of the Participant’s death, then all of the Participant’s unvested RSUs will vest as of the date of Termination.

Forfeiture Events:	In the event of the Participant’s Termination for any reason other than as set forth above, any then unvested RSUs shall be forfeited automatically upon such Termination without further action.

Definitions:	“Restricted Stock Unit” shall have the meaning set forth in the Plan.

“Termination” shall mean the Participant’s termination of service as a non-employee director of the Company.

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RSU AWARD AGREEMENT, AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RSUS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK UNIT GRANT NOTICE, THE RSU AWARD AGREEMENT AND THE PLAN.

Participant

PJT Partners inc.

By:	James W. Cuminale
Title:	General Counsel

RSU AWARD AGREEMENT

UNDER THE

PJT Partners Inc.

2015 OMNIBUS INCENTIVE PLAN

(Non-Employee Director Restricted Stock Unit Grant)

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this RSU Award Agreement (this “RSU Award Agreement”) and the PJT Partners Inc. 2015 Omnibus Incentive Plan (as amended, modified or supplemented from time to time, the “Plan”), PJT Partners Inc. (the “Company”) and the Participant agree as follows.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan or the Grant Notice, as applicable.

1. Grant of RSUs.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of RSUs provided in the Grant Notice.  The Company reserves all rights with respect to the granting of additional RSUs hereunder and makes no implied promise to grant additional RSUs.

2. Vesting.  Subject to the conditions contained herein and in the Plan, the RSUs granted under any Grant Notice shall vest and the restrictions on such RSUs shall lapse as provided in the applicable Grant Notice.

3. Settlement of RSUs. The provisions of Section 9(d) of the Plan (including, without limitation, the provisions thereof related to the ability to cash settle the RSUs for Fair Market Value) are incorporated herein by reference and made a part hereof.

4. Company; Participant.

(a) The term “Company” as used in this RSU Award Agreement with reference to service shall include the Company and its affiliates.

(b) Whenever the word “Participant” is used in any provision of this RSU Award Agreement under circumstances where the provision should logically be construed to apply to the Permitted Transferees, the executors, the administrators, or the person or persons to whom the RSUs may be transferred as otherwise contemplated under the Plan, by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

5. Non-Transferability. The RSUs are not transferable by the Participant except to the extent permitted under Section 14(b)(ii) of the Plan.  Except as otherwise provided herein, no assignment or transfer of the RSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the RSUs shall terminate and become of no further effect.

6. Rights as Stockholder. The Participant or a permitted transferee of the RSUs shall have no rights as a stockholder with respect to any share of Common Stock underlying a

RSU unless and until the Participant shall have become the holder of record or the beneficial owner of such Common Stock, except as may otherwise be provided in the Grant Notice.

7. Clawback/Forfeiture.  Notwithstanding anything to the contrary contained in the Plan, the Grant Notice or this RSU Award Agreement, if the Participant otherwise has engaged in or engages in any applicable Detrimental Activity, (i) the Committee may in its sole discretion cancel the RSUs and (ii) the Participant will forfeit any gain realized on the settlement of such RSUs, and must repay the gain to the Company.  The Committee may also provide that if the Participant receives any amount in excess of what the Participant should have received under the terms of the RSUs for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all RSUs shall be and remain subject to any clawback or similar policy, adopted by the Board or the Committee, as may be in effect from time to time.

8. Notice.  Every notice or other communication relating to this RSU Award Agreement between the Company and the Participant shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Office of the General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records.  Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

9. No Right to Continued Service.  This RSU Award Agreement does not confer upon the Participant any right to continue as a director, employee, partner or other service provider to the Company.

10. Binding Effect.  This RSU Award Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11. Waiver and Amendments.  Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this RSU Award Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

12. Governing Law. This RSU Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Notwithstanding anything contained in this RSU Award Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this RSU Award Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

13. Plan. The terms and provisions of the Plan are incorporated by reference and made a part of this RSU Award Agreement as though set forth in full herein.  In the event of a conflict or inconsistency as between such documents, the Plan shall govern and control.

14. Recapitalizations, Exchanges, Etc., Affecting RSUs.  The provisions of this RSU Award Agreement shall apply, to the full extent set forth herein with respect to RSUs, to any and all securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be granted in respect of, in exchange for, or in substitution of the RSUs, by reason of any dividend, distribution, combination, recapitalization, reclassification, merger, consolidation or otherwise.

15. Section 409A. This Agreement is intended to comply with, and shall be administered in a manner that is intended to comply with, Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  A termination of service shall not be deemed to have occurred for purposes of any provision hereunder providing for the payment of any amounts subject to Section 409A of the Code upon a termination of service until such termination is also a “separation from service” within the meaning of Section 409A of the Code and for purposes of any such provision hereunder, references to “termination,” “terminate,” “termination of service” or like terms shall mean “separation of service” within the meaning of Section 409A of the Code.

16. Entire Agreement.  This RSU Award Agreement, including the Grant Notice, and Plan referenced herein constitute the complete, final and exclusive embodiment of the entire agreement between Participant and the Company with regard to the subject matter hereof, and supersedes any and all agreements related to the subject matter hereof.